UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

TESARO, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

FOR IMMEDIATE RELEASE

TESARO ANNOUNCES NOMINATION OF GARRY A. NICHOLSON

FOR ELECTION TO BOARD OF DIRECTORS

WALTHAM, MA, April 9, 2015 — TESARO, Inc. (NASDAQ: TSRO), an oncology-focused biopharmaceutical company, today announced the nomination of Garry A. Nicholson for election to the Company’s Board of Directors. He will stand for election as an independent director at TESARO’s 2015 annual meeting of stockholders, which is scheduled for May 14, 2015.

Mr. Nicholson brings 20 years of experience in oncology drug development and commercialization. He most recently served as President, Pfizer Oncology, from May 2008 until March 2015. As the first leader of Pfizer’s global, dedicated oncology business, Mr. Nicholson had direct responsibility for business strategy and operations, including the oncology sales and marketing organizations globally, clinical development for both early and late stage pipeline candidates, and for licensing and acquisitions.

“Garry is a highly accomplished leader in the biopharmaceutical industry with deep expertise in oncology product commercialization and development, and his experience will be a valuable asset to TESARO,” said Lonnie Moulder, CEO of TESARO. “I look forward to working with Garry upon his election as the Company continues to grow, prepare for its first potential product launch and advance its pipeline of product candidates.”

Prior to joining Pfizer, Mr. Nicholson worked at Eli Lilly and Company in a number of leadership roles, including sales management, marketing, human resources, sales and marketing, and oncology drug development.  Mr. Nicholson earned a bachelor of science degree in pharmacy from the University of North Carolina, Chapel Hill, and a master of business administration degree from the University of South Carolina, Columbia.

About TESARO

TESARO is an oncology-focused biopharmaceutical company dedicated to improving the lives of cancer patients by acquiring, developing and commercializing safer and more effective therapeutics. For more information, visit www.tesarobio.com.

Investor/Media Contact:

Jennifer Davis

Sr. Director, Corporate Development & Investor Relations

+1.781.325.1116 or jdavis@tesarobio.com

Important Additional Information

TESARO has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with TESARO’s 2015 annual meeting of stockholders, including the election of directors to take place at the annual meeting. Stockholders are encouraged to read the definitive proxy statement and any other relevant materials filed by TESARO with the SEC because they contain, or will contain, important information about TESARO and the annual meeting. The definitive proxy statement and any other relevant materials (when they become available), may be obtained free of charge at the SEC’s web site at www.sec.gov and at TESARO’s investor relations website at www.tesarobio.com/investors.

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding TESARO, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward looking statements contained in this press release include, among others, the continued growth of the company, preparations for the company’s launch of a commercial product, and the advancement of the company’s pipeline of product candidates. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the initiation of clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, patient accrual rates for clinical trials, certain expenditures and other matters that could affect the availability or commercial potential of our drug candidates. TESARO undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see TESARO’s Annual Report on Form 10-K for the year ended December 31, 2014.

###